                                                                    EXHIBIT 10.4

                       FINANCIAL GUARANTY INSURANCE POLICY
                               FOR SWAP AGREEMENT
                          (Counterparty Payment Policy)

                           Ambac Assurance Corporation
                             One State Street Plaza
                            New York, New York 10004
                                 (212) 668-0340


Policy No. CPP0147BE                             Effective Date: April 30, 2002

Ambac Assurance Corporation ("Ambac"), in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees the full and complete payments of amounts which are "Due for Payment" (as defined below) by or on behalf of MONY Holdings, LLC, or its successors or permitted assigns (the "Counterparty") under the ISDA Master Agreement (the "Agreement"), dated as of April 30, 2002, by and between the Counterparty and Ambac Financial Services, L.P. ("AFSLP") to AFSLP (the "Beneficiary") as such payments are Due for Payment (as defined below) but shall not be so paid in accordance with the terms of the Agreement, for which the grace period set forth in the Agreement has expired, and for which a Demand for Payment in the form attached hereto as Attachment 1 (the "Demand for Payment") has been presented to Ambac in accordance with the terms of this Policy provided that unless the Option (as defined below) is exercised by Ambac or unless the Counterparty designates an Early Termination Date (as defined and under the Agreement), the amount available hereunder for payment pursuant to any one Demand for Payment shall not exceed the amount that is Due for Payment (the "Policy Coverage"); provided further that the Policy Coverage shall never exceed the amount that is Due for Payment, unless such Demand for Payment is made with respect to an amount that is due from the Counterparty as a result of the designation of an Early Termination Date. As used herein, the term "Due for Payment" refers to the amounts that are required to be paid by the Counterparty on each regularly scheduled Payment Date stated in the Agreement, as the same may be reduced from time to time in accordance with the terms of the Agreement. If a Demand for Payment is made under this Policy, Ambac will continue to make regularly scheduled payments under the Agreement unless Ambac elects, at its sole option, to direct the Beneficiary to designate an Early Termination Date on a, specified future date (which election can be made at the time the initial Demand for Payment has been made or at any time thereafter) or unless the Counterparty designates an Early Termination Date. If Ambac so directs the Beneficiary to designate an Early Termination Date (the "Option"), Ambac will pay to the Beneficiary the amount, if any, due from the Counterparty as a result of the designation of such Early Termination Date, following the receipt of a Demand for Payment with respect to any such amount owed.

1. Upon the later of: (i) one (1) day after receipt by the General Counsel of Ambac of a Demand for Payment, duly executed by the Beneficiary; or (ii) the date prescribed for payment of such amount under the terms of the Agreement as specified in the Demand for Payment presented by the Beneficiary to the General Counsel of Ambac, Ambac will make a deposit of funds in an account with the Beneficiary in New York, New York, sufficient for the payment to the Beneficiary, of amounts which are then due to the Beneficiary (as specified in the Demand for Payment) but in no case in excess of the Policy Coverage unless such Demand for Payment is for an amount due from the Counterparty as a result of the designation of an Early Termination Date by the Beneficiary at the direction of Ambac or by the Counterparty. Such payment shall be made by Ambac only upon receipt by Ambac of an instrument of assignment, in form and substance satisfactory to Ambac, duly executed by the Beneficiary, transferring to Ambac all rights under the Agreement to receive amounts due from the Counterparty under the Agreement and in respect of which a Demand for Payment was made. Ambac shall be subrogated to all of the Beneficiary's rights to payment under the Agreement to the extent of any Policy payments made.

2. Demand for Payment hereunder may be made by telecopy or prepaid telex or telegram of the executed Demand for Payment c/o the General Counsel of Ambac. If a Demand for Payment made hereunder does not, in any instance, conform to the terms and conditions of this Policy, Ambac shall give notice to the Beneficiary, as promptly as reasonably practicable, that such Demand for Payment was not effected in accordance with the terms and conditions of this Policy and briefly stating the reason(s) therefor. Upon being notified that such Demand for Payment was not effected in accordance with this Policy, the Beneficiary may attempt to correct any such nonconforming Demand for Payment if, and to the extent that, the Beneficiary is entitled and able to do so.

3. The amount payable by Ambac under this Policy on any Payment Date or the date prescribed for payment of such amount under the terms of the Agreement pursuant to a particular Demand for Payment shall be limited to the Policy Coverage unless such Demand for Payment is with respect to an amount due from the Counterparty as a result of the designation of an Early Termination Date by the Beneficiary at the direction of Ambac or by the Counterparty. The Policy Coverage shall be reduced automatically to the extent of each payment made by Ambac hereunder in respect of an amount that is Due for Payment. Upon payment in full by Ambac to the Beneficiary of the amount, if any, due from the Counterparty in respect of the exercise by Ambac of its Option, Ambac shall have no further obligation under this Policy.

4. Any service of process on Ambac may be made to Ambac or the office of the General Counsel of Ambac and such service of process shall be valid and binding as to Ambac. During the term of its appointment, General Counsel will act as agent for the acceptance of service of process and its offices are located at One State Street Plaza, New York, New York 10004.

5. This Policy is noncancelable for any reason. The term of this Policy shall expire on the earliest date on which both (i) the Agreement and all transactions governed by the Agreement are terminated pursuant to its terms, and (ii) all amounts, if any, due and owing by the Counterparty under the Agreement shall have been paid in full. The premium on this Policy is not refundable for any reason, including early termination of the Agreement by either Ambac, the Counterparty or the Beneficiary. There shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of Ambac.

6. This Policy shall be governed by and interpreted under the laws of the State of New York, and any suit hereunder in connection with any amount due hereunder may be brought only by the Beneficiary and only within the time limit prescribed by any applicable statute of limitations. The insurance provided by this Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code,
Article 76).

IN WITNESS WHEREOF, Ambac has caused this Policy to be executed and attested on its behalf this 30/th/ day of April, 2002.

                                             Ambac Assurance Corporation


Attest: /s/ Bongiwe Zungu                    By: /s/ Michael Schozen
        --------------------------               ---------------------------
           Assistant Secretary                       Managing Director

                                  Attachment 1

                   Financial Guaranty Insurance Policy No. [ ]

                               DEMAND FOR PAYMENT

                                                                          {Date}

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

               Reference is made to the Policy No. [   ] (the "Policy") issued
by Ambac Assurance Corporation ("Ambac"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

               The Beneficiary hereby certifies that:

               (a) Payment by the Counterparty to the Beneficiary is due on ________, 20 ___, in an amount equal to $_______ (the "Amount Due").

               (b) $________ has been paid (or provision for such payment has been made) to the Beneficiary by the Counterparty under the Agreement, which amount is $_______ less than the Amount Due (the "Deficiency").

               (c) The Beneficiary has not heretofore made demand under the Policy for the Amount Due or any portion thereof and the Deficiency is not in excess of the Policy Coverage.

               The Beneficiary hereby requests that payment of the Deficiency be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:

___________________________________________________  [The Beneficiary's Account]

or, in the case of an Early Termination Date:

               (a) Payment to the Beneficiary of the Settlement Amount and the Unpaid Amounts (as each such term is defined in the Agreement) is due on _________, 20 ___, in respect of an Early Termination Date so designated [by the Beneficiary at the direction of Ambac pursuant to its exercise of the Option under the Policy] [by the Counterparty].

               (b) The Beneficiary has not heretofore made demand under the Policy for the Settlement Amount or the Unpaid Amounts.

               The Beneficiary hereby requests that payment of the Settlement Amount and the Unpaid Amounts be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:

_____________________ The Beneficiary's Account

Ambac Financial Services, L.P.


By:  ____________________________
Its: ____________________________